Exhibit 99

FOR IMMEDIATE RELEASE

Contact:	Brian Dolezal, TateAustin for Grande (512) 344-2035 or 619-6742 bdolezal@tateaustin.com	Martha Smiley, Grande (512) 878-4000 martha.smiley@corp.grandecom.com

GRANDE COMMUNICATIONS® BOARD NAMES NEW CEO

Former Sprint-Nextel Executive Roy Chestnutt Joins Grande

SAN MARCOS, Texas - Jan. 30, 2006 - The Board of Directors of Grande Communications® is proud to announce that Roy Chestnutt, a former senior vice president of Sprint-Nextel and returning Austin resident, will become Grande’s new CEO effective Monday, Feb. 13, 2006. At Sprint-Nextel, Chestnutt was responsible for the General Business segment.

“Roy brings a new dimension to Grande at an important juncture in the company’s history,” said Grande board chair James Mansour. “Roy will be a tremendous asset to Grande with his abilities to build and lead high-performing teams, combined with his extensive sales and marketing experience. His skills will be critical to Grande as the company focuses more on organic customer growth.”

“From what I’ve witnessed so far, Grande is a strong company that has remained true to its values since the beginning,” said Chestnutt. “I look forward to working with the board, executive team and employee base to continue the success that has been achieved in such a short period by honoring the Value System, leading through innovation, and making the occasional, yet necessary, shifts to remain strong in an increasingly competitive environment.”

The Grande Board of Directors conducted a six-month, nationwide search for a new CEO. In July 2005, Scott Ferguson was named interim CEO following the departure of former Grande CEO and co-founder Bill Morrow, who retains a seat on the Board of Directors. Ferguson will remain with the company to help Grande through the transition.

“While this new leadership will contribute strategically to Grande’s continued success, this change will have little, if any, impact on Grande’s efficient and effective operations,” said Mansour. “Grande will continue to provide exceptional customer service as part of our Value System, and offer great value and products to serve the growing needs of our residential and business customers in all the markets we serve.”

More About Roy Chestnutt

Chestnutt spent a total of six years in Central Texas leading multiple aspects of the telecommunications industry, from construction, network engineering and site development to sales, public affairs and marketing. Chestnutt was the Senior Vice President of National Field Sales and General Business for Sprint-Nextel. As an officer of Sprint Communications, Chestnutt was one of 30 top executives in the company. He was responsible for the General Business segment, which focuses on nationwide wireline and wireless operations of direct sales channels, VARs, business solutions partners, sales operations and pre-sale support.

Before Nextel merged with Sprint, Chestnutt held positions at Nextel Communications as Regional Vice President of the Southwest in Austin and of the West in the San Francisco Bay Area from 2000 to 2005. He also served as President of the Texas/Oklahoma area. Chestnutt also has sales and marketing experience with PrimeCo Personal Communications and AirTouch Cellular. Chestnutt earned an MBA from the University of San Francisco with an emphasis in General Management and International Business and a Bachelor of Science in Business Administration from San Jose University with a focus in marketing.

About Grande Communications® (www.grandecom.com)

Headquartered in San Marcos, Grande Communications® is building a deep-fiber broadband network to homes and businesses from the ground up. Grande delivers high-speed Internet, local and long-distance telephone, digital cable and wireless home security services over its own advanced network to communities in Texas. Grande’s bundled service area includes portions of Austin, Corpus Christi, suburban northwest Dallas, Midland, Odessa, San Antonio, San Marcos and Waco. Grande also leverages its telephony and data infrastructure by serving enterprises and communications carriers nationwide with broadband transport services and network services. Grande’s voice network terminates traffic worldwide, offering both traditional and IP-based services; its managed modem network provides coverage nationwide; and its private line and metropolitan networks provide optical services in Texas and surrounding states. Grande’s 3,100-fiber-mile network incorporates SONET-based technology for protection, diversity and optimal performance.

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This press release may contain forward-looking statements relating to Grande operations that are based on its current expectations, estimates and projections. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and could cause actual results and outcomes to be materially different. Such risks and uncertainties include those listed under the caption “Risk Factors” in Grande’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Grande undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.